UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2011

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics
On May 26, 2011, the Board of Directors of The Medicines Company (the “Company”) approved a revised Code of Business Conduct and Ethics, now referred to as the Company's Global Code of Conduct and Ethics (the “Revised Code”), which applies to all directors and employees of the Company. The main reasons for revising the Company's Code of Business Conduct and Ethics was to expand its scope to address the global nature of the Company's operations, to better reflect the Company's corporate structure and to update content based upon changes in laws, rules and regulations within the jurisdictions in which the Company does business. The Code was revised to, among other things, (1) emphasize the applicable laws and the Company's guidelines governing interactions with government officials, health−care professionals, customers, suppliers, and other third parties; (2) enhance the description of the policies and regulations pertaining to anti-corruption; (3) clarify the Company's requirements for the handling of personal data and employee use of information technology; (4) clarify the Company's existing policies regarding research and development and patient safety ethics, record retention, and protection of the Company's intellectual property; and (5) change the contact information for anonymous and confidential submission of information from an internal contact point to a global external service provider. In addition, certain administrative and non−substantive revisions were made to the Revised Code.
The Revised Code is available on the corporate governance section of “Investor Relations” on the Company's website, www.themedicinescompany.com.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company's Annual Meeting of Stockholders held on May 26, 2011 (the “Annual Meeting”), stockholders considered: (1) the election of three directors for terms expiring in 2014; (2) a proposal to approve, on an advisory basis, the Company's executive compensation; (3) a proposal to vote, on an advisory basis, on the frequency with which the Company's executive compensation will be subject to future advisory stockholder votes; and (4) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

The voting results at the Annual Meeting with respect to each of the matters described above, were as follows:

1.	The three directors were elected based upon the following votes:

	For	Withheld	Broker Non-Votes
Robert J. Hugin	47,343,759	120,807	2,592,818
Clive A. Meanwell	46,926,925	537,641	2,592,818
Elizabeth H.S. Wyatt	47,315,846	148,720	2,592,818

2.	The Company's executive compensation was approved, on an advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
46,901,405	548,127	15,034	2,592,818

3.	The Company's stockholders voted, on an advisory basis, for the Company to hold advisory votes on its executive compensation on an annual basis based upon the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
38,163,763	5,698,483	3,592,662	9,658	2,592,818

4.    The independent registered public accounting firm for the current fiscal year was ratified based upon the following votes:

For	Against	Abstain
49,776,146	269,768	11,470

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  June 2, 2011
By:    /s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel